UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Suite 2800, Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 274-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Carrington and Zingale to new Offices; Retirement of James C. Hobby

On September 14, 2012, Sykes Enterprises, Incorporated (the “Company”) announced that Christopher M. Carrington, age 51, has been appointed to the newly created post of Executive Vice President of Global Delivery, succeeding EVP of Global Operations James C. (“Jim”) Hobby, who plans to retire at the end of the third quarter of 2012, and that Lawrence R. (“Lance”) Zingale, who is currently EVP of Global Sales and Client Management, will assume the position of Executive Vice President and General Manager of Major Markets. A copy of the press release is attached to this Report as Exhibit 99.1.

Prior to his employment by the Company upon the closing of the Company’s acquisition of Alpine Access, Inc. on August 20, 2012, Mr. Carrington served as the President and Chief Executive Officer of Alpine Access. From 2003 to 2006, Mr. Carrington was with Capgemini, where, as President of Americas TME (Telecom, Media & Entertainment), he successfully repositioned a key business unit to growth and profitability amid integration of a strategic acquisition. In addition, Mr. Carrington spent more than a decade at Electronic Data Systems (EDS), where, as President of the Americas, eSolutions, he was responsible for a P&L of more than $750 million, managing more than 3,000 consultants across five different countries.

New Employment Agreement with Lawrence R. Zingale

On September 13, 2012, the Company entered into a new employment agreement with Lawrence R. Zingale, the material terms and conditions of which are summarized below. The employment agreement replaced the Amended and Restated Employment Agreement between the Company and Mr. Zingale, dated as of December 29, 2008.

The employment agreement provides that Mr. Zingale will serve as an executive of the Company. Mr. Zingale currently serves as Executive Vice President and General Manager of Major Markets. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Zingale’s annual base salary is to be not less than $400,000.00, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under the Company’s long-term incentive plan with a target award of 140% of base salary, and (iii) standard fringe benefits provided to other executive officers.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Zingale for good reason (as defined below), the Company is required to pay Mr. Zingale an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Zingale is then participating. If the agreement is terminated by Mr. Zingale within 24 months after a change in control of the Company (as defined in the agreement), the Company is required to pay Mr. Zingale an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Zingale in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Zingale is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Zingale is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Zingale for Good Cause in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Zingale.

“Good reason” for Mr. Zingale’s termination of the agreement is defined in the agreement as: (i) the Company’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Zingale’s principal office, or (iv) a change in reporting such that Mr. Zingale is required to report to someone other than the CEO.

The agreement provides that if Mr. Zingale’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Zingale other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Zingale may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

Employment Agreement with Christopher Carrington

On September 13, 2012, the Company entered into an employment agreement with Christopher Carrington, the material terms and conditions of which are summarized below.

The employment agreement provides that Mr. Carrington will serve as an executive of the Company. Mr. Carrington has been appointed as Executive Vice President of Global Delivery. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Carrington’s annual base salary is to be not less than $425,000.00. In addition, for the period ending December 31, 2012, Mr. Carrington will be entitled to (i) a bonus determined by the full year performance of the Alpine Access business unit 2012 EBITDA performance, under the Executive’s previous employment contract with Alpine Access, as in effect immediately prior to its acquisition by the Company on August 20, 2012, which entitles him to receive a bonus of up to 150% of his base salary which amount will be equal to the product of (A) 6% and (B) the Alpine Access business unit’s EBITDA, adjusted to exclude all activities resulting from legacy Sykes, for the time period from January 1, 2012 through December 31, 2012, and (ii) standard fringe benefits provided to other executive officers. Effective January 1, 2013, Mr. Carrington will be entitled to (x) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (y) annual grants under the Company’s long-term incentive plan with a target award of 140% of base salary, and (z) standard fringe benefits provided to other executive officers.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Carrington for good reason (as defined below), the Company is required to pay Mr. Carrington an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Carrington is then participating. If the agreement is terminated by Mr. Carrington within 24 months after a change in control of the Company (as defined in the agreement), the Company is required to pay Mr. Carrington an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Carrington in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Carrington is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Carrington is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Carrington for Good Cause in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Carrington.

“Good reason” for Mr. Carrington’s termination of the agreement is defined in the agreement as: (i) the Company’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Carrington’s principal office, other than a relocation from Denver, Colorado, to Tampa, Florida, or (iv) a change in reporting such that Mr. Carrington is required to report to someone other than the CEO.

The agreement provides that if Mr. Carrington’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Carrington other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Carrington may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

Retirement Recognition Bonus Payable to James Hobby

In connection with the retirement of James Hobby, the Compensation and Human Resource Development Committee of the Board of Directors has determined that the Company should pay to Mr. Hobby a lump sum retirement recognition bonus on the date of his retirement in the amount of $377,372.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release announcing appointment of new officers and the retirement of James Hobby.

Exhibit 99.2	Employment Agreement, dated as of September 13, 2012, between Sykes Enterprises, Incorporated and Lawrence R. Zingale.

Exhibit 99.3	Employment Agreement, dated as of September 13, 2012, between Sykes Enterprises, Incorporated and Christopher Carrington.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES INCORPORATED

By:	/s/ W. Michael Kipphut
Executive Vice President and Chief Financial Officer

Date: September 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release announcing appointment of new officers and the retirement of James Hobby.

Exhibit 99.2	Employment Agreement, dated as of September 13, 2012, between Sykes Enterprises, Incorporated and Lawrence R. Zingale.

Exhibit 99.3	Employment Agreement, dated as of September 13, 2012, between Sykes Enterprises, Incorporated and Christopher Carrington.